UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2022

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CytoSorbents Corporation (the “Company”) approved the following annual base salaries and incentive equity awards for its executive officers:

Name	Position	Fiscal Year 2022 Base Salary (1)	Time- Vesting Stock Options (2)(3)	Restricted Stock Units (2)(4)	Milestone- Vesting Stock Options (2)(5)
Phillip P. Chan, MD, PhD	Chief Executive Officer	$482,851	106,000	79,000	240,000
Vincent J. Capponi	President and Chief Operating Officer	$424,000	86,000	69,000	250,000
Kathleen P. Bloch	Chief Financial Officer	$370,428	75,000	55,500	215,000
Efthymios N. Deliargyris, MD	Chief Medical Officer	$408,100	74,000	107,000	300,000

(1) For each executive, the Fiscal Year 2022 Base Salary represents approximately a 0.0% increase in annual base salary; effective as of January 1, 2022.

(2) Grant date was August 10, 2022.

(3) The shares underlying the time-vesting stock options vest as to one-quarter of the award on each of the date of grant, the first anniversary of the date of grant, the second anniversary of the date of grant and the third anniversary of the date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date.

(4) The restricted stock units vest as to one-third of the award on each of the date of the grant, the first anniversary of the date of the grant, and the second anniversary of the date of the grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date, except that 55,000 of the total 107,000 RSUs granted to Dr. Deliargyris will vest upon a "Change in Control" of the Company, as defined in the Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan.

(5) The shares underlying the milestone-vesting stock options vest subject to milestone-based vesting conditions if achieved prior to December 31, 2025, as further described below, subject to the executive officer’s continued service with the Company as of the applicable vesting date.

•	With respect to Dr. Chan, (i) 60,000 options will vest if the Company obtains U.S. Food and Drug Administration approval for its product DrugSorb (“Milestone 1”), (ii) 60,000 options will vest if the Company achieves $80 million or more in annual ex-U.S. sales (“Milestone 2”), (iii) 60,000 options will vest if the Company achieves $20 million or more in annual U.S. sales (“Milestone 3”), and (iv) 60,000 options will vest if the Company achieves U.S. GAAP breakeven (“Milestone 4”).

•	With respect to Mr. Capponi, (i) 70,000 options will vest upon achievement of Milestone 1, (ii) 50,000 options will vest upon achievement of Milestone 2, (iii) 100,000 options will vest upon achievement of Milestone 3, and (iv) 30,000 options will vest upon achievement of Milestone 4.

•	With respect to Ms. Bloch, (i) 45,000 options will vest upon achievement of Milestone 1, (ii) 45,000 options will vest upon achievement of Milestone 2, (iii) 50,000 options will vest upon achievement of Milestone 3, and (iv) 75,000 options will vest upon achievement of Milestone 4.

•	With respect to Dr. Deliargyris, (i) 100,000 options will vest upon achievement of Milestone 1, (ii) 50,000 options will vest if the Company obtains a second U.S. Food and Drug Administration approval for its product DrugSorb, (iii) 60,000 options will vest upon achievement of Milestone 2, (iv) 60,000 options will vest upon achievement of Milestone 3, and (v) 30,000 options will vest upon achievement of Milestone 4.

The base salary determinations described above were made in connection with each such executive officer’s annual performance review. Each time-vesting stock option has a 10-year term and each of the time-vesting and milestone-vesting options has a strike price of $1.95, the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2022	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer